Exhibit 99.1

Text of Press Release

AVI Contact:

AVI BioPharma, Inc.

Michael Hubbard (hubbard@avibio.com)

(503) 227-0554

Investor Contacts:

Lippert/Heilshorn & Associates Inc.

Bruce Voss (bvoss@lhai.com)

Jody Cain (jcain@lhai.com)

(310) 691-7100

Press Contact:

Waggener Edstrom Bioscience

Wendy Carhart (wendyc@wagged.com)

(503) 443-7000

For Release 6 a.m. PST

Nov. 13, 2003

AVI BioPharma Announces Presentation of Data
And Filing for Orphan Designation in Polycystic Kidney Disease

PORTLAND, Ore. — Nov. 13, 2003 — AVI BioPharma, Inc. (Nasdaq: AVII), today announced the presentation of data from a preclinical study describing the use of a novel NeuGene® antisense compound in a mouse model of the childhood form of polycystic kidney disease (PKD), also referred to as autosomal recessive PKD (ARPKD). In addition, AVI announced that it has filed an application with the U.S. Food and Drug Administration (FDA) to obtain orphan designation for another NeuGene compound, AVI-4126, for the potential treatment of patients with ARPKD.

In the study, a novel AVI compound inhibited PKD1 gene expression and resulted in the reduced size of renal cysts and some preservation of kidney function. Mutations in the PKD1 gene are considered to be the major cause of PKD.

“AVI has experience with both forms of PKD, the most common genetic disease. The data presented this week in ARPKD add to our overall understanding of PKD,” said Dr. Patrick L. Iversen, senior vice president of research and development at AVI. “The data we have accumulated from our previous studies evaluating NeuGenes in the childhood form of PKD established the basis for the orphan designation filing.”

Dr. Vincent H. Gattone, professor of anatomy and cell biology at Indiana University Medical Center, will present the results at the American Society of Nephrology meeting in San Diego during Renal Week, Nov. 12–17 (http://www.asn-online.org/). The presentation, which will be made Sunday, Nov. 16, is titled “PKD1 Over-Expression in BALB/c-cpk Mice Contributes to the Renal Pathology.”

About Polycystic Kidney Disease

According to the PKD Foundation, polycystic kidney disease is the most common genetic disease, affecting more than 600,000 Americans and an estimated 12.5 million people worldwide. PKD is characterized by the formation of multiple fluid-filled cysts in the kidneys, which causes the kidneys to grow abnormally large and have progressively less functioning tissue. In more than 60 percent of the cases, individuals with PKD develop kidney failure or end-stage renal disease. PKD is the third-most-common cause of kidney failure in the United States.

The inheritance of PKD can take either dominant or recessive forms. Roughly 90 percent of all patients with PKD suffer from the dominant form (ADPKD), which usually begins to manifest symptoms in adulthood. Individuals with the recessive form (ARPKD) are affected as newborns or young children, and roughly 30 percent of children with ARPKD die during infancy.

About AVI BioPharma

AVI BioPharma develops therapeutic products for the treatment of life-threatening diseases using two technology platforms: third-generation NeuGene antisense drugs and cancer immunotherapy. AVI’s lead NeuGene antisense compound is designed to target cell proliferation disorders, including cardiovascular restenosis, cancer, and polycystic kidney disease. In addition to targeting specific genes in the body, AVI’s antiviral program uses NeuGene antisense compounds to target single-stranded RNA viruses, including West Nile virus, SARS coronavirus, calicivirus and hepatitis C. AVI’s second technology, AVICINE®, is a therapeutic cancer vaccine with late-stage trials planned for the treatment of pancreatic cancer. More information about AVI is available on the company’s Web site at http://www.avibio.com/.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, the results of research and development efforts, the results of preclinical and clinical testing, the effect of regulation by the FDA and other agencies, the impact of competitive products, product development, commercialization and technological difficulties, and other risks detailed in the company’s Securities and Exchange Commission filings.